Exhibit 10.4
FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
This First Amendment to Office Lease Agreement (“First Amendment”) is made and entered into as of June 17, 2022 by and between Ichi Juu Ichi DE, LLC, a Delaware limited liability company (“Landlord”) and Cloudflare, Inc. a Delaware corporation (“Tenant”). Landlord and Tenant are sometimes referred in this First Amendment individually to as a “Party” and collectively to as the “Parties.”
Recitals
A.Ichi Juu Ichi, LLC, a California limited liability company, and Tenant had entered into an Office Lease Agreement (“Original Lease”) dated November 1, 2017 for the entirety of the interior of the Building at 111 Townsend Street, San Francisco, California (“Premises”).
B.Landlord is the current owner of the Property.
C.The Original Lease as amended by this First Amendment shall be referred to as the “Lease.”
D.Landlord and Tenant now desire to extend the Term of the Lease for an additional five (5) years commencing on November 1, 2022 and expiring on October 31, 2027.
E.Landlord informs Tenant that the effectiveness of this First Amendment is conditioned on the approval of this First Amendment by Landlord’s Lender. Landlord also informs Tenant that Landlord’s Lender is currently holding the One Million One Hundred Thousand Dollars ($1,100,000.00) deposited by Tenant as the Security Deposit required by the Original Lease.
For good and valuable consideration the receipt and adequacy of which are acknowledged, Landlord and Tenant enter into this First Amendment.
Terms of First Amendment
1.Recitals. The Recitals are incorporated into these Terms of First Amendment as though each Recital was restated in full in these Terms of First Amendment.
2.Basic Lease Information. The following terms from the Original Lease are amended as follows:
(a)1.03 “Base Rent.” The chart of “Base Rent” as stated in Section 1.03 of the Original Lease is deleted in its entirety and is replaced with the following:

Period or Months of Term	Annual Base Rent	Monthly Base Rent
1-3	Abated	$0.00
4-36	$65.00 per rsf	$133,450.42
37-48	$66.95 per rsf	$137,454.93
49-60	$68.96 per rsf	$141,577.55
(b)1.05 “Base Year” for Taxes and Expenses (each defined in Exhibit B to the Original Lease) shall be calendar year 2023.
(c)1.06 “Term” is extended for the five (5) year period commencing on November 1, 2022 and expiring on October 31, 2027.
3.Security Deposit. Landlord shall instruct Landlord’s Lender to wire the Security Deposit directly to Tenant once this First Amendment is fully executed by each of Landlord and Tenant. Tenant shall provide Landlord with Tenant’s wire instructions.

Signature Page	First Amendment to Commercial Lease for Cloudflare, Inc., 111 Townsend Street, San Francisco, CA

4.Option to Extend. Landlord grants Tenant one (1) option (an “Extension Option”) to extend the Term with respect to the entirety of the Premises for a period of five (5) years (the “Extension Period”), subject to the conditions of Section 29 of the Original Lease titled “Option to Extend (Subject to Landlord Recapture Right).”
5.Condition of Premises. Tenant has been in possession of the Premises since the Commencement Date of the Lease and is fully aware of the condition of the Premises. Tenant shall continue to possess the Premises in its current “as is” condition and configuration without any representations or warranties by Landlord.
6.Brokerage. Tenant warrants and represents to Landlord that Tenant has not dealt with any real estate broker or agent in connection with this First Amendment or its negotiation. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this First Amendment or its negotiation by reason of any act of Tenant.
7.Lease Remains in Effect. Except as amended by this First Amendment, the terms of the Original Lease remain in effect.
8.Definitions. Any term that is capitalized but is not defined in this First Amendment shall have the meaning given to such term in the Original Lease.
9.Conflict in Terms. If there is any conflict between any term of this First Amendment and any term of the Original Lease, the term of this First Amendment shall control.
10.Reliance on Counsel. In entering into this First Amendment, each Party has had the opportunity to rely upon the advice of its attorney and has not relied upon any representation of law or fact by the other Party. It is further acknowledged by each Party that the Party executing this First Amendment:
(a)Fully understands and voluntarily accepts the terms, meaning, and significance of this First Amendment;
(b)Has had ample time to obtain all of the legal advice that the Party deems necessary; and
(c)Has had ample time to review this First Amendment.
11.Execution. This First Amendment may be executed in multiple counterparts, all of which shall constitute one and the same First Amendment. Delivery of an executed counterpart of this First Amendment by email or by electronic means (e.g. DocuSign) shall be as effective as delivery of a manually executed counterpart of this First Amendment. This First Amendment may be executed by a Party's signature transmitted by email, and copies of this First Amendment executed and delivered by means of signatures sent by email or electronic means shall have the same force and effect as copies executed and delivered with original signatures.
12.Cooperation. The Parties to this First Amendment will cooperate in all manners necessary to effectuate the terms of this First Amendment including, but not limited to, executing all necessary documents.
13.Interpretation. No provision of this First Amendment is to be interpreted for or against any Party because that Party, or that Party’s representative, drafted such provision.
The remainder of this page is intentionally left blank.
Signature page follows.

Signature Page	First Amendment to Commercial Lease for Cloudflare, Inc., 111 Townsend Street, San Francisco, CA

LANDLORD
Ichi Juu Ichi DE, LLC, a Delaware limited liability company
Dated: 7/25/2022	/s/ Ronaldo Cianciarulo
By: Ronaldo Cianciarulo, Its: Managing Member
TENANT
Cloudflare, Inc. a Delaware corporation
Dated: 6/17/2022	/s/ Matthew Prince
By: Matthew Prince Its: CEO, Cloudflare, Inc.

Signature Page	First Amendment to Commercial Lease for Cloudflare, Inc., 111 Townsend Street, San Francisco, CA